Exhibit 4.1
NUMBER CRZ AMERICAN BANK NOTE COMPANY CRC CRYSTAL RIVER CAPITAL, INC. COMMON STOCK SHARES THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND CUSIP 229393 30 1 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF CRYSTAL RIVER CAPITAL, INC. CERTIFICATE OF STOCK transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the share represented hereby are issued and shall be subject to all of the provisions of the Charter and the Bylaws of the Corporation, as amended, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: CHIEF EXECUTIVE OFFICER AND PRESIDENT EXECUTIVE VICE PRESIDENT AND SECRETARY COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED OFFICER AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 38803993 SALES: JOE NAPOLITANO 212-269-0339 ETHER 7 / LIVE JOBS / C / CRYSTAL / 2411 FACE PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720 PROOF OF: JULY 6, 2006 CRYSTAL RIVER CAPITAL, INC TSB 24118 FACE OPERATOR: TERESA / RON REV. 1 COLORS SELECTED FOR PRINTING: Logo prints in PMS 541, Intaglio prints in SC-7 dark blue and black. COLOR: This proof was printed from a digital file or artwork on a graphics quality laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

IMPORTANT NOTICE
     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.
     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Capital Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iii) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Unless at the time of any purported Transfer, (i) each class or series of Capital Stock qualifies as a class of “Publicly-Offered Securities,” or (ii) the Corporation complies with another available exception under the Plan Assets Regulation issued by the Department of Labor (other than the Insignificant Participation Exception), no Person shall Transfer shares of Capital Stock to the extent such Transfer would result in 25% or more of such class of Capital Stock being beneficially owned by one or more Benefit Plan Investors, disregarding, for purposes of such determination, Capital Stock held by any Controlling Person. Unless at the time of any purported Transfer, each class or series of Capital Stock qualifies as a class of “Publicly-Offered Securities,” no Person shall Transfer shares of Capital Stock unless such Person obtains from its transferee a representation and agreement that (i) its transferee is not (and will not be), and is not acting on behalf of, a Benefit Plan Investor or Controlling Person and (ii) such transferee will obtain from its transferee the representation and agreement set forth in this sentence (including without limitation clauses (i) and (ii)). Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY
AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

  (                              ) shares of the Common Stock of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint attorney to transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.
Dated __________________

NOTICE:	The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.
Signature(s) Guaranteed

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.